As filed with the Securities and Exchange Commission on August 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MiNK Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-2142067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500,

New York, NY 10010

(Address of Principal Executive Offices) (Zip Code)

MiNK Therapeutics, Inc. 2021 Equity Incentive Plan

MiNK Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Jennifer S. Buell, Ph.D.

President, Chief Executive Officer and Director

MiNK Therapeutics, Inc.

149 Fifth Avenue, Suite 500

New York, NY 10010

(Name and address of agent for service)

(212) 994-8250

(Telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Wesley Holmes, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 188,249 shares of common stock, par value $0.00001 per share (the “Common Stock”), of MiNK Therapeutics, Inc. (the “Registrant”) that have been automatically added to the number of shares of Common Stock authorized for issuance under the 2021 Equity Incentive Plan (the “2021 EIP”), and (ii) an additional 47,062 shares of Common Stock that have been automatically added to the number of shares of Common Stock authorized for issuance under the 2021 Employee Stock Purchase Plan of the Registrant (the “ESPP”), in each case pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of the Registrant’s common stock authorized for issuance thereunder. The additional shares registered pursuant to the 2021 EIP and the ESPP are of the same class as other securities relating to the 2021 EIP and the ESPP for which a Registration Statement on Form S-8 (File Nos. 333-289606, 333-281519, 333-273906 and 333-266170, filed with the Commission on August 14, 2025, August 13, 2024, August 11, 2023 and July 15, 2022 by the Registrant, respectively, relating to the 2021 EIP and the ESPP), is effective.

This filing does not relate to a capital-raising transaction, a public offering, or current issuance of any shares. Any shares covered by this Registration Statement may be delivered only in connection with awards or purchases made under these plans in accordance with their terms.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the above-referenced prior registration statements on Form S-8 and any amendments thereto, to the extent not modified or superseded hereby or by any subsequently filed document (File Nos. 333-289606, 333-281519, 333-273906 and 333-266170).

Item 8. Exhibits.

Exhibit

4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 20, 2021 and incorporated herein by reference).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 21, 2025 and incorporated herein by reference).

4.3	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 20, 2021 and incorporated herein by reference).

4.4	MiNK Therapeutics, Inc. 2021 Equity Incentive Plan (previously filed as Exhibit 10.6 to the registration statement on Form S-1/A filed on October 12, 2021 (File No. 333-259503) and incorporated herein by reference).

4.5	MiNK Therapeutics, Inc. 2021 Employee Stock Purchase Plan (previously filed as Exhibit 10.7 to the registration statement on Form S-1/A filed on October 12, 2021 (File No. 333-259503) and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP, counsel to the Registrant*

23.1	Consent of KPMG LLP*

23.2	Consent of Latham & Watkins LLP (included in the opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (included on the signature page in Part II)*

107	Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on this 13 day of August, 2026.

MINK THERAPEUTICS, INC.

By:	/s/ Jennifer S. Buell, Ph.D.

Name: Jennifer S. Buell, Ph.D. Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jennifer S. Buell, Ph.D. and Melissa Orilall, and each of them singly, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jennifer S. Buell, Ph.D. Jennifer S. Buell, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2026

/s/ Melissa Orilall Melissa Orilall	Principal Financial Officer and Controller	August 13, 2026

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chairman of the Board of Directors	August 13, 2026

/s/ Peter Behner Peter Behner	Director	August 13, 2026

/s/ Brian Corvese Brian Corvese	Director	August 13, 2026

/s/ John Holcomb, M.D. John Holcomb, M.D.	Director	August 13, 2026

/s/ Barbara Ryan Barbara Ryan	Director	August 13, 2026

/s/ Ulf Wiinberg Ulf Wiinberg	Director	August 13, 2026